UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 S Navajo Street Denver, Colorado	80223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Explanatory Note

We are filing this Amendment No. 2 (“Amendment No. 2”) to our Current Report on Form 8-K, filed by TREES Corporation (the “Company”) with the Securities and Exchange Commission on September 8, 2021 (“Initial Report”), which was subsequently amended by Amendment No. 1 to Form 8-K filed with the SEC on October 19, 2021 (“Amendment No. 1,” and together with the Initial Report, the “Amended Report”). The purpose of this Amendment No. 2 is to amend Exhibits 99.1 to include the audit opinion in the previously filed financials statements contained in such Exhibit for the year ended December 31, 2019. The audit opinion for the year ended December 31, 2019 was inadvertently omitted from Amendment No. 1.

Except as described above, no other changes have been made to the Amended Report, and this Amendment No. 2 does not amend, update or change any other items or disclosures in the Amended Report. The initial Report and Amendment No. 1 each continue to speak as of their respective filing dates. This Amendment No. 2 does not reflect subsequent events occurring after the filing dates of the Initial Report and Amendment No. 1, respectively, or modify or update in any way disclosures therein.

Item 9.01Financial Statements and Exhibits.

(a)     Financial statements of business acquired.

The audited financial statements of TDM, LLC as of and for the year ended December 31, 2020 and 2019, with the accompanying notes, are filed herewith as Exhibit 99.1 to this Form 8-K/A.

Exhibit No.	Description
23.1	Consent of Independent Auditors
99.1	Audited financial statements of TDM, LLC as of and for the years ended December 30, 2020 and 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 26, 2022

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer